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                                                                 EXHIBIT 23.1(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's Form S-8 Registration Statements filed on January 29, 1987 (Reg. No. 33-11627); September 28, 1987 (Reg. No. 33-17359); March 17, 1988 (Reg. No. 33-20706); June
30, 1989 (Reg. No. 33-29636); June 23, 1992 (Reg. No. 33-48663); and April 30,
1996 (Reg. No. 333-03001); and S-3 Registration Statement filed on August 16, 1996 (Reg. No. 333-10311).


/s/ ARTHUR ANDERSEN LLP

Houston, Texas
December 10, 1996